Exhibit 10.2

DANAHER CORPORATION

AMENDMENT NO. 2 TO THE

1998 STOCK OPTION PLAN

WHEREAS, the Danaher Corporation 1998 Stock Option Plan (the “Plan”) was made effective as of May 5, 1998 and was amended as of May 1, 2001; and

WHEREAS, the Plan provides that the Board may amend the Plan at any time, without the consent of the optionees or their beneficiaries, provided that such amendment does not deprive any optionee or beneficiary of any previously declared option; and

WHEREAS, the Board of Directors of Danaher Corporation on July 23, 2003 approved an amendment to the Plan pursuant to the foregoing provision.

NOW THEREFORE, this Amendment is hereby adopted to evidence the amendment to the Plan approved by the Board of Directors.

1.             The following sentence is inserted immediately prior to the last paragraph in the section of the Plan titled “Adjustments Upon Changes in Capital Stock”:

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in the outstanding Options and the maximum number of shares provided in the Stock Subject to Plan section.

2.             All other provisions of the Plan shall not be affected hereby and shall remain in full force and effect.

DANAHER CORPORATION

By:	/s/ James H. Ditkoff
Name:	James H. Ditkoff
Title:	Senior Vice President
— Finance and Tax